Exhibit 4.1

NUMBER                                                                    SHARES

              Incorporated under the laws of the State of Delaware

                           OCEAN LIFE SCIENCES I, INC.

                    Total Authorized Issue 110,000,000 Shares

100,000,000 Shares Par Value $.0001           10,000,000 Shares Par Value $.0001
each Common Stock                             each Preferred Stock

                                                             See Reverse for
                                                             Certain Definitions

                                    Specimen

This is to certify that ____________________ is the owner of _____________ Fully Paid and Non-Assessable Shares of Common Stock of Ocean Life Sciences I, Inc. transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


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Secretary                                            President